Exhibit 99.2

Charles William (Bill) Reed
4905 N. Calle Faja
Tucson, Arizona 85718

March 21, 2011

To:

The Board of Directors
Yukon Gold Corporation, Inc. (“YGCI”)
1226 White Oaks Blvd., Suite 10A
Oakville, ON L6H 2B9

Re: Resignation

Due to another full time commitment I have accepted, I regret I can no longer devote the time I believe appropriate as director of the Company. Please accept my resignation effective March 21, 2011.

I have no material disagreement with the Company or its Board with respect to the Company’s operations or public disclosures.

I appreciate the opportunity to have served the Company as a Director and wish the Company every success in the future.

Thank you,

Sincerely,

/s/ Charles William Reed
Charles William Reed